Exhibit 3.1

CERTIFICATE OF FORMATION

OF

SLR PRIVATE CREDIT BDC II LLC

This Certificate of Formation of SLR Private Credit BDC II LLC (the “LLC”), dated April 18, 2022, is being duly executed and filed by the undersigned, each as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is SLR Private Credit BDC II LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, each of the undersigned has executed this Certificate of Formation as of the date first above written.

By:	/s/ Michael Gross
	Name:	Michael S. Gross
	Title:	Authorized Person

By:	/s/ Bruce Spohler
	Name:	Bruce J. Spohler
	Title:	Authorized Person